Exhibit 4.1(g)

                                                THIRD AMENDMENT dated as of
                                                April 2, 2001 to the Credit
                                                Agreement dated as of July 15,
                                                1999, as amended by the First
                                                Amendment and Waiver dated as of
                                                September 5, 2000 and the Second
                                                Amendment dated as of December
                                                29, 2000 (the "Agreement") by
                                                and among Global Payment
                                                Technologies, Inc., a Delaware
                                                corporation (the "Company") and
                                                The Chase Manhattan Bank, a New
                                                York banking corporation (the
                                                "Lender").

WHEREAS, the Company has requested the Lender to amend certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this THIRD AMENDMENT, to amend certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


1. Amendment to ARTICLE VII. NEGATIVE COVENANTS. Section 7.06. Loans and Investments.

     Section 7.06. of the Agreement is hereby amended by deleting the number "100,000" contained in the ninth line thereof and substituting therefor the number "300,000" in place thereof.

This THIRD AMENDMENT shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement.

The Company hereby represents and warrants that, after giving effect to this THIRD AMENDMENT, (1) no Default or Event of Default exists under the Agreement or any other related document and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date) after giving effect to this THIRD AMENDMENT.

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This THIRD AMENDMENT may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one THIRD AMENDMENT. This THIRD AMENDMENT shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender.

IN WITNESS WHEREOF, the Company and the Lender have caused this THIRD AMENDMENT to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:    /sig/ Thomas McNeill
                                                ---------------------------
                                            Name:  Thomas McNeill
                                            Title: VP & CFO

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:    /sig/ Stephen Katz
                                                ---------------------------
                                            Name:  Stephen Katz
                                            Title: Chairman & CEO

                                            THE CHASE MANHATTAN BANK

                                            By:    /sig/ Carolyn B. Lattanzi
                                                ---------------------------
                                            Name:  Carolyn B. Lattanzi
                                            Title: Vice President

                                     CONSENT

The undersigned, not a party to the Agreement but a "Guarantor" under a Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the THIRD AMENDMENT contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.


                                            ABACUS FINANCIAL MANAGEMENT
                                              SYSTEMS LTD. USA


                                            By:   /sig/ Thomas McNeill
                                               ---------------------------
                                            Name:    Thomas McNeill
                                            Title:   Treasurer & Secretary

                                            ABACUS FINANCIAL MANAGEMENT
                                              SYSTEMS LTD. USA


                                            By:   /sig/ Stephen Katz
                                               ---------------------------
                                            Name:    Stephen Katz
                                            Title:   Chairman & CEO